FIRST AMENDMENT
                       TO RESTRICTED STOCK AWARD AGREEMENT
                                  FOR EMPLOYEES


     This FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT by and between COMMUNITY FIRST BANKING COMPANY, a bank holding company incorporated under the laws of the State of Georgia (the "Company"), and _______________ (the "Employee") is made as of June 30, 1999.


                       STATEMENT OF BACKGROUND INFORMATION

     A. The Company and the Employee entered into a restricted stock award agreement, dated January 8, 1998 (the "Agreement"), to reflect the terms of an award made to the Employee under the Community First Banking Company Management Recognition Plan.

     B. The Company and Employee now desire to amend the Agreement to provide that all of the shares of restricted stock subject to the Agreement shall be fully vested as of June 30, 1999.


                             STATEMENT OF AGREEMENT

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of June 30 1999, by deleting the existing
Section 1.2 and substituting therefor the following:

          "1.2 Vesting of Restricted Shares. Employee shall become vested in the Restricted Shares at a rate of five percent (5%) as of the last day of each calendar quarter commencing with the first calendar quarter ending after the Award Date and will continue to vest at that five percent (5%) rate as of the end of each calendar quarter thereafter until June 30, 1999, upon which date the Employee shall become one-hundred percent (100%) vested in the Restricted Shares.

          The last day of each calendar quarter following the Award Date prior to June 30, 1999 and the date of June 30, 1999 shall be referred to herein individually as a 'Vesting Date,' and collectively as 'Vesting Dates.' The Restricted Shares which have become vested pursuant to this Section are herein referred to as the 'Vested Shares.'"
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          IN WITNESS WHEREOF,  the parties have executed this First Amendment as of the date first above stated.

                                     COMMUNITY FIRST BANKING COMPANY

                                     By:     ___________________________

                                     Title:  ___________________________

ATTEST:

______________________________

Title: _______________________

         [CORPORATE SEAL]


                                         EMPLOYEE

                                         ______________________________